CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of StarBase Corporation of our report dated June 26, 1998 relating to the financial statements of StarBase Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.


                                                   /S/PRICEWATERHOUSECOOPERS LLP

Costa Mesa, California
April 11, 2000